Exhibit 14(b)


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Middle East/Africa Fund, Inc.:

We consent to the reference to us under the captions "COMPARISON OF THE FUNDS
- Financial Highlights" and "EXPERTS" for Merrill Lynch Middle East/Africa Fund, Inc. appearing in the Proxy Statement and Prospectus, which is a part of this Registration Statement on Form N-14 of Merrill Lynch Developing Capital Markets Fund, Inc.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
January 31, 2000